                                            Preliminary Proxy
                                            Draft of 3/30/94

                  VISHAY INTERTECHNOLOGY, INC.
                       63 Lincoln Highway
                Malvern, Pennsylvania  19355-2120
                       ___________________

         NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                     TO BE HELD MAY 19, 1994
                       ___________________

  Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") will be held at The Four Seasons Hotel, Washington Room, Lobby Level, One Logan Square, Philadelphia, Pennsylvania, on the 19th day of May, 1994 at 10:30 a.m. Philadelphia time, for the following purposes:

  1. to elect eleven Directors for a term of one year and until their successors are elected and qualified;

  2. to approve the appointment of Auditors for the Company's next audited fiscal year;

  3. to approve the Company's performance-based compensation plan for its Chief Executive Officer; and

  4.      to approve the amendment to the Dale Electronics, Inc.
Employee Stock Plan.

  Action will also be taken upon such other business, if any, as may properly come before the meeting. The Board of Directors is not presently aware of any such other business.

  The stockholders of record at the close of business on April 7, 1994 will be entitled to vote at the Annual Meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                         By Order of the Board of Directors,


                         William J. Spires
                         Secretary

Malvern, Pennsylvania
April __, 1994

                                                   April __, 1994
Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") to be held at 10:30 a.m. Philadelphia time on the 19th day of May, 1994, at The Four Seasons Hotel, Washington Room, Lobby Level, One Logan Square, Philadelphia, Pennsylvania. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

  At the Annual Meeting you will be asked to elect eleven Directors, to approve the appointment of Ernst & Young as Auditors for the Company's next audited fiscal year, to approve the Company's performance-based compensation plan for its Chief Executive Officer and to approve an amendment to the Dale Electronics, Inc. Employee Stock Plan.

  The Board of Directors unanimously recommends that you vote FOR the election of all eleven nominees as Directors, FOR the approval of the appointment of Auditors, FOR the adoption of the Company's performance-based compensation plan for its Chief Executive Officer and FOR the amendment to the Dale Electronics, Inc. Employee Stock Plan.

  Regardless of the number of shares you may own, it is important that they are represented and voted at the Meeting.
Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

  At the Meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

  Your cooperation is appreciated.


                           Sincerely,


                           William J. Spires
                           Secretary

                  VISHAY INTERTECHNOLOGY, INC.
                       63 Lincoln Highway
                Malvern, Pennsylvania  19355-2120
                       ___________________

                         PROXY STATEMENT
                       ___________________
General Information

  The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. ("Vishay" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Four Seasons Hotel, Washington Room, Lobby Level, One Logan Square, Philadelphia, Pennsylvania, on the 19th day of May, 1994 at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 7, 1994 shall be entitled to vote at the Meeting.

  A list of stockholders entitled to vote at the Meeting will be available for examination by stockholders of the Company during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the Meeting.

  The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the Company's Directors, Officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and the Company will reimburse them for the reasonable expenses incurred by them in so doing.

  The shares represented by the accompanying proxy will be voted as directed with respect to the election of Directors, with respect to the approval of the appointment of Ernst & Young as independent auditors of the Company (the "Auditors"), with respect to approval of the Company's performance-based compensation plan for its Chief Executive Officer (the "Section 162(m) Plan") and with respect to the amendment to the Dale Electronics, Inc. Employee Stock Plan (the "Dale Plan"), or, if no direction is indicated, will be voted FOR the election as Directors of the nominees listed below, FOR the appointment of the Auditors, FOR the adoption of the Section 162(m) Plan and FOR the amendment to the Dale Plan. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company, by delivering to the Company a properly executed and timely submitted proxy bearing a later date or by attending the Meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

  This Proxy Statement was preceded or is accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1993. This Proxy Statement and the enclosed form of proxy are being furnished commencing on or about April __, 1994.

Voting of Shares

  The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

  The election of each nominee for director requires a plurality of votes cast. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and voting thereon is required for the approval of (i) appointment of the Auditors, (ii) adoption of the Section 162(m) Plan and (iii) the proposed amendment to the Dale Plan. In all cases abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. The Company has appointed an inspector to act at the Meeting who shall: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Meeting and his count of all votes and ballots.

  Dr. Felix Zandman and a revocable trust created by Mr. Alfred
Slaner by an agreement dated January 15, 1987 beneficially own in the aggregate 65.1% of the total voting power of the Company's shares and intend to vote FOR the election of the eleven nominees as Directors, FOR the approval of the appointment of the Auditors, FOR adoption of the Section 162(m) Plan and FOR the amendment to the Dale Plan. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

  On March 25, 1994, the Company had outstanding 17,641,081 shares of Common Stock, par value $.10 per share ("Common Stock"), each of which entitles the holder to one vote, and 3,590,232 shares of Class B Common Stock, par value $.10 per share ("Class B Stock"), each of which entitles the holder to ten votes. Voting is not cumulative.

  The following table provides certain information, as of March 25, 1994, as to the beneficial ownership of the Common Stock or the Class B Stock of the Company for (a) each Director and nominee, (b) each Executive Officer named in the Summary Compensation Table, (c) the Directors and Executive Officers of the Company as a group and (d) any person owning more than 5% of the Common Stock.

                                  Common Stock             Class B Stock
                             ---------------------    ----------------------
                                   Amount and                Amount and
                                    Nature of                Nature of          Percent
                             Beneficial   Percent     Beneficial    Percent     of Total
Name                         Ownership    of Class    Ownership     of Class    Voting Power
- ----                         ----------   --------    ----------    --------    ------------
Alfred P. Slaner(1)
  Olympic Tower
  645 Fifth Avenue
  New York, NY  10022        1,410,935       8.0%     1,411,885       39.3%        29.0%
Felix Zandman                                 *
  63 Lincoln Highway
  Malvern, PA  19355             26,645       *       1,932,030       53.8%        36.1%
Donald G. Alfson                  8,163       *           -             -            *
Guy Brana                             0       *           -             -            *
Avi D. Eden                       5,831       *           -             -            *
Robert A. Freece                 18,267       *           -             -            *
Richard N. Grubb                  4,519       *           -             -            *
Henry V. Landau                  24,601       *           -             -            *
Gerald Paul                       4,155       *           -             -            *
Edward B. Shils                  15,664       *           -             -            *
Luella B. Slaner(1)                 244       *           -             -            *
Mark I. Solomon                       0       *           -             -            *
Jean-Claude Tine                      0       *           -             -            *
  All Directors and Executive
   Officers as a group
   (15 persons)              1,519,024       8.6%     3,503,553       97.6%        68.3%
American Express Company (2)
   American Express Tower
  World Financial Center
  New York, NY 10285         1,440,700       8.2%                                   2.7%
Nicholas Company, Inc.(3)      940,806       5.3%         -             -           1.8%
  700 North Water Street
  Milwaukee, WI 53202

____________________
* Represents less than 1% of the outstanding shares of such class.

(1) Common Stock reported as beneficially owned by Mr. Slaner is owned by a revocable trust, created by Mr. Slaner by an Agreement dated January 15, 1987. Mr. Slaner and his wife,
     Luella B. Slaner, are the trustees of such trust. Accordingly, Mrs. Slaner may also be deemed to beneficially own such Common Stock.
(2) American Express Company, a parent holding company, reported on a Schedule 13G, dated December 31, 1993, together with its subsidiary, IDS Financial Corporation, IDS Tower 10,
     Minneapolis, MN 55440, a registered investment advisor, that together they have shared dispositive power over 1,435,720 shares of Common Stock, and of such shares of Common Stock, has shared voting power of 900,305 shares. American Express Company claims beneficial ownership of an additional 4,980 shares of Common Stock held by Lehman Brothers, a subsidiary of American Express Company.
(3) Nicholas Company, Inc., a registered investment advisor, reported on a Schedule 13G, dated February 8, 1994, that it is the beneficial owner of the Common Stock listed above with sole power to vote or direct the vote of the Common Stock. Mr.
     Albert O. Nicholas, president, director and majority shareholder of Nicholas Company, Inc., reported that he owns no shares of Common Stock for his individual account, but is deemed to have beneficial ownership of such Common Stock by virtue of his affiliation with Nicholas Company, Inc.

                   PROPOSAL 1 - ELECTION OF DIRECTORS

     In view of the Company's dramatic growth in recent years, the Board of Directors of the Company, pursuant to its Bylaws, approved an amendment to the Bylaws effective March 8, 1994, which increased the maximum number of directors allowed to serve on the Board to twelve. It is proposed to elect a Board of eleven Directors for the following year and until their successors are elected and qualified. All of the nominees, set forth in the table below, are currently members of the Board of Directors with the exception of Richard N. Grubb. It is intended that the accompanying form of proxy will be voted for the election of these nominees unless other instructions are given.
Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute. The following sets forth information regarding principal occupation, and other major affiliations during the past five years, as well as the age of each of the nominees.

                                    Directors and Nominees for
                                       Election as Directors
                                                                                                   Year First
                                                     Principal Occupation                            Elected
Name                         Age                   and Other Directorships                           Director
- ----                         ---                   -----------------------                         -----------
Felix Zandman(1)(3)          65   Chairman of the Board, President and Chief Executive Officer          1962
                                  of the Company.  President and Chief Executive Officer
                                  since the Company's inception.  Chairman of the Board
                                  since 1989.

Donald G. Alfson             48   Vice President of the Company since 1993.                             1992
                                  President - Vishay Electronic Components, U.S. and Asia, and Dale
                                  Electronics, Inc., a subsidiary of the Company, since April 1992.
                                  Employed by Dale since 1972.

Guy Brana                    69   Executive Vice President, French Employers' Manufacturing             1988
                                  Association for more than the past five years.

Avi D. Eden(1)               46   Attorney engaged in private practice.  General Counsel                1987
                                  to the Company for more than the past five years.

Robert A. Freece(1)          53   Vice President, Treasurer and Chief Financial Officer                 1972
                                  of the Company since 1972.

Richard N. Grubb             47   Certified Public Accountant engaged in private practice.              New
                                  Has been associated with the Company in various capacities for over 20 years.

                                                                                                   Year First
                                                     Principal Occupation                            Elected
Name                         Age                   and Other Directorships                           Director
- ----                         ---                   -----------------------                         -----------
Gerald Paul                  45   Vice President of the Company since 1993.                             1993
                                  President Vishay Electronic Components, Europe since January
                                  1994. Managing Director of Draloric Electronic GmbH
                                  since January 1991.  Employed by Draloric since
                                  February 1978.

Edward B. Shils(2)(3)(4)     78   Consultant; Ph.D.; Director - Wharton Entrepreneurial Center          1981
                                  and George W. Taylor Professor Emeritus of Entrepreneurial
                                  Studies, The Wharton School, University of Pennsylvania;
                                  Director, Conston Corp. from 1987 to 1990.

Luella B. Slaner             74   Investor for more than the past five years.                           1989

Mark I. Solomon(2)(3)(4)     54   Chairman of CMS Companies for more than the past five years.          1993

Jean-Claude Tine             75   Investor for more than the past five years.                           1988

______________
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Employee Stock Plan Committee.
(4)  Member of the Compensation Committee.

Compensation of Directors

  Directors receiving compensation for their services as Directors are Dr. Shils and Messrs. Brana, Solomon and Tine who each receive $2,500 for each Board meeting attended. In addition, Dr. Shils and Mr. Solomon receive $2,500 for each Audit Committee and each Compensation Committee meeting attended. See "Compensation of Executive Officers" for information with respect to the compensation of Directors who are also Officers of Vishay.

  Mr. Eden is counsel to the Company and receives fees for his services in amounts which management believes are comparable to those which the Company would pay to unaffiliated attorneys for such services. Mr. Eden received fees in the amount of $228,797 from Vishay for the year ended December 31, 1993.

  Mr. Grubb is a consultant to the Company and receives fees for his services in amounts which management believes are comparable to those which the Company would pay to unaffiliated consultants for such services. Mr. Grubb received fees in the amount of $220,000 from Vishay for the year ended December 31, 1993.

Committees of the Board of
Directors and Meeting Attendance

  The Board of Directors met four times during the twelve months ended December 31, 1993. The Executive Committee met five times during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

  The Audit Committee met twice during the twelve months ended December 31, 1993. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the auditing engagement, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's systems of internal accounting controls.

  The Employee Stock Plan Committee met once during the twelve months ended December 31, 1993. The Committee is authorized, within the limits of the Company's 1986 Stock Plan, to determine the individuals who are to receive grants and the vesting requirements with respect thereto and to administer and interpret the Plan.

  The Compensation Committee met once during the twelve months ended December 31, 1993. The Compensation Committee is authorized to establish and approve management compensation. See
"Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation."

  The Board does not have a nominating committee.

  Except for Mr. Guy Brana, who attended two out of four meetings of the Board, no Director attended less than 75% of the meetings of the Board and any committees on which such Director served.

Compensation Committee Interlocks and
Insider Participation

  Dr. Felix Zandman, who is Chairman of the Board, President and Chief Executive Officer of the Company is the Chairman of the Employee Stock Plan Committee. Dr. Zandman may not be awarded Common Stock under the Company's Stock Plan or the Dale Plan. The other members of the Employee Stock Plan Committee are Dr. Shils and Mr. Solomon, who are independent Directors of the Company and who also may not be awarded Common Stock under the Company's Stock Plan or the Dale Plan. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

Compensation of Executive Officers

  The following table sets forth all reportable compensation for the fiscal years ended December 31, 1993, 1992 and 1991 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 1993, were the other four highest paid executive officers of the Company (collectively the "Five Named Officers").

                                       Summary Compensation Table
- ----------------------------------------------------------------------------------------------------------------------------------
                                                        Annual Compensation                        Long Term Compensation
                                             -----------------------------------------  ------------------------------------------
                                                                                        Restricted
Name and Capacities                                                       Other Annual  Stock        Options/ LTIP    All Other
in Which Served                              Year  Salary     Bonus(1)    Compensation  Awards $(2)  SARs(#)  Payouts Compensation
- -------------------                          ----  ------     --------    ------------  -----------  -------  ------- ------------
Felix Zandman                                1993  $ 600,000   $ 341,479             (3)    None       None      None   $4,717(4)
Chairman of the Board, President and Chief   1992  $ 642,052      None              (3)    None       None      None   $4,577(4)
Executive Officer                            1991  $ 614,272      None              (3)    None       None      None   $4,000(4)

Donald G. Alfson
Director, Vice President, President of       1993  $ 153,461   $ 164,750(5)          (3)     None      None      None   $4,717(4)
Vishay Electronics Components                1992  $ 133,846   $ 156,525(5)         (3)     None      None      None   $4,577(4)
U.S. and Asia, and President of Dale         1991  $  99,127   $ 109,000            (3)     None      None      None   $4,162(4)
Electronics, Inc., a subsidiary of
the Company

Robert A. Freece                             1993  $ 160,000   $  49,818            (3)     None      None      None  $4,196(4)
Director, Vice President, Treasurer and      1992  $ 142,946   $  40,000            (3)     None      None      None  $3,659(4)
Chief Financial Officer                      1991  $ 139,253   $  35,000            (3)   $20,650     None      None  $3,475(4)

Henry V. Landau                              1993  $ 127,500   $ 116,461            (3)     None      None      None  $7,645(6)
Vice President of the Company;               1992  $ 122,500   $ 136,952(5)         (3)     None      None      None  $7,347(6)
President and Chief Executive Officer of     1991  $ 117,000   $ 100,832            (3)   $51,109     None      None  $7,019(6)
Measurements Group, Inc., a subsidiary of
the Company

Gerald Paul(7)                               1993  $ 216,400   $  55,800(5)         (3)     None      None      None    None
Director, Vice President, President of       1992  $ 205,777   $  46,012(5)         (3)     None      None      None    None
Vishay Electronic Components, Europe, and    1991  $ 129,075   $  22,307            (3)   $10,325     None      None    None
Managing Director-Draloric Electronic GmbH,
a subsidiary of the Company

(1) See "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation," which describes performance-based bonuses awarded to the Five Named Officers.

(2) Dividends are paid on restricted shares of Common Stock during the restricted period. The aggregate number of such shares and related market values at December 31, 1993 (at $35.125 per share) were as follows: Mr. Freece - 1,157 shares, $40,640; Mr. Landau - 2,863 shares, $100,563; and Dr. Paul - 578 shares, $20,302.

(3) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1993, 1992 and 1991, respectively, or $50,000. Such perquisites have not been included in the table.

(4) Represents amounts contributed in 1993, 1992 and 1991 under the Company's 401K plan under which the Company matches an employee's contributions of up to 2% of such employee's annual salary.

(5) Includes awards of unrestricted Common Stock at the market value of such Common Stock when awarded, less the par value for each share ($.10) paid by the recipient. Such awards of Common Stock in 1993 were as follows:
    Mr. Alfson - $29,750; and Dr. Paul - $29,750.

(6) Contributed for the benefit of Mr. Landau under a qualified money purchase pension plan established for certain employees of Measurements Group, Inc. Mr. Landau is the only executive officer or Director of the Company to receive benefits under such plan.

(7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.

Retirement Plans

   Dale Electronics, Inc., a wholly-owned subsidiary of the Company, maintains a defined benefit plan for substantially all its full-time employees. The benefits under the plan are based on the employees' compensation and mandatory contributions to the plan during all years of participation. For each year of participation, an employee accrues an annual benefit equal to 2.1% of earnings up to $10,000 and 2.64% of earnings in excess of $10,000. The plan requires a mandatory contribution by the employee equal to 3.5% of earnings up to $10,000 and 4.4% of earnings in excess of $10,000, up to the maximum allowable federal limit. Mr. Alfson is the only executive officer or Director of the Company to receive benefits under the plan. In 1993, Mr. Alfson contributed $10,287 to the plan and Dale contributed $4,723. As of December 31, 1993, Mr. Alfson had accumulated annual earned benefits commencing at age 65 of $45,177 under the plan. The estimated annual benefits payable upon Mr. Alfson's retirement (estimated at age 65), assuming Mr. Alfson (i) continues to be employed by the Company, (ii) continues to earn the same compensation he earned in 1993 and
(iii) makes all mandatory contributions to the plan, would be $110,929.

   Draloric Electronic GmbH, a German wholly-owned subsidiary of the Company, has an unfunded noncontributory defined benefit pension plan, governed under German law, covering its management and employees. Pension benefits are based on stated amounts for each year of service. Under the plan, $46,000, $46,000 and $32,653 was accrued for the benefit of Dr. Paul in 1993, 1992 and 1991, respectively. (See footnote (7) above.)

Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors, composed of two independent directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and the other executive officers and key management of the Company.

   The Company's executive officers generally receive a base salary and a performance-based annual cash and/or stock (restricted and unrestricted) bonus. This compensation formula is designed to attract and retain management talent capable of achieving the Company's business objectives, while motivating management to lead the Company to meet or exceed annual performance goals, thereby enhancing stockholder value. The Company does not maintain any stock option plans.

Chief Executive Officer

   Dr. Zandman's base salary and other compensation is determined under the terms of his employment contract (see
"Employment Contract") by considering the Company's financial performance in view of the performance of companies similar in size and character, the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies, Dr. Zandman's many years of dedication and service to the Company and the Company's financial performance in comparison to previous years. From 1990 to 1993, the Company's revenues increased by approximately 60% and its net earnings increased by approximately 71%. Given the Company's strong performance during this period and the relatively small increases in Dr. Zandman's annual income for each of those years, in October 1992, the Board of Directors, in accordance with Dr. Zandman's employment contract, adopted a compensation formula for Dr. Zandman combining a base salary and performance bonus that it believed would more closely relate Dr. Zandman's annual income with the performance of the Company. In 1993, the Company achieved record revenues and net earnings, which increased by approximately 29% and 45%, respectively, over 1992. In light of the Company's continuing strong performance, in February 1994 the Compensation Committee recommended revisions to Dr. Zandman's compensation formula (See "Proposal 3 - Approval of Section 162(m) Cash Bonus Plan").

   Under the revised formula, Dr. Zandman's base salary shall continue to be determined as it has been in the past. (For 1994, as in 1993, Dr. Zandman's base salary has been set at $600,000.) However, Dr. Zandman's performance bonus has been restructured effective with 1994 so that of his total annual compensation, a greater percentage shall be tied to the financial performance of the Company. Under this formula, Dr. Zandman will be awarded a performance bonus if the Company achieves after-tax profits above $25 million. The bonus will be a cash amount equal to 3% of net after-tax profits from $25 million to $50 million and 1% of net after tax profits from $50 million to $75 million. No additional bonus will be awarded for any after-tax profits above $75 million. If, however, the Company's after-tax profits are $21 million or less, Dr. Zandman's base salary shall be reduced by 15%. The $25 million threshold has been raised from $23 million to reflect the Company's continued growth. The bonus, which was formerly capped at an amount equal to Dr. Zandman's base salary, is no longer capped.

   Upon recommendation of the Compensation Committee, the Board of Directors (excluding Dr. Zandman who was precluded from considering this bonus policy) approved the foregoing cash bonus plan in March 1994, subject to stockholder approval. See "Proposal 3-Approval of Section 162(m) Cash Bonus Plan." The Compensation Committee and the Board believe that this bonus program, which is based on after-tax profits, represents an objective way to tie compensation to the Company's performance. In addition, the formula adopted will give Dr. Zandman the opportunity to receive compensation in 1994 commensurate with the average compensation received by chief executive officers of companies similar in size and character if the Company meets its performance objectives.

Executive Officers and Key Management

   For the other executive officers and certain key management, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies. Performance bonuses are awarded annually by Dr. Zandman to the executive officers and certain key management of the Company based either on after-tax profits of the Company or, for those executive officers who manage discrete business units of the Company, certain performance goals relating to the operating profits of the business unit that such executive officer manages. Such bonuses are awarded in cash and/or in Common Stock of the Company. The Common Stock is available through the Employee Stock Plan of the Company and the Dale Plan, which were established in 1986. As chairman of the Employee Stock Plan Committee, Dr. Zandman recommends the stock awards and whether such stock should be restricted . The portion of each bonus paid in cash and the portion awarded in stock is determined by Dr. Zandman in his discretion.

   In 1992, the Board of Directors also adopted a compensation formula similar to that of Dr. Zandman's for certain executive officers and key management of the Company. Such formula was also revised by the Compensation Committee in February 1994 to make the total compensation of these officers and management more dependent on the Company's performance. The executive officers and management covered by the revised formula will be entitled to performance bonuses if the Company achieves after-tax profits above a preset threshold, but will also be subject to salary reductions if such threshold is not met. As with Dr. Zandman's bonus, the bonus for these executive officers and management will be an amount equal to varying percentages of the Company's after-tax profits above the preset minimum threshold, with given percentages for after-tax profits between preset thresholds and an upper threshold amount, above which no additional bonus will be awarded for additional after-tax profits. The reduction of the executive officers and management salary, if any, will be an amount equal to a percentage of the Company's shortfall below a preset minimum threshold. The minimum threshold for these executive officers and management has also been raised under the revised formula from its level in the original bonus formula.
For these personnel, the bonus, which had been capped at an amount equal to 50% of the individual's base salary, is no longer capped, and the reduction is now limited to 7.5% of such individual's base salary.

   The preset thresholds and percentages described above and those relating to Dr. Zandman's bonus may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year.

   Respectfully submitted,

   The Compensation Committee      The Employee Stock Plan Committee

   Edward B. Shils                 Felix Zandman
   Mark I Solomon                  Edward B. Shils
                                   Mark I. Solomon
Employment Contract

   On March 15, 1985, the Company and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provides for automatic annual extensions through 1996 of such seven-year period. The agreement also provides that the Board of Directors may increase Dr. Zandman's compensation from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that the agreement is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by the Company, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of
(i) the tenth anniversary of such date or (ii) Dr. Zandman's 75th birthday based on the gross sales by the Company of products incorporating any inventions made by Dr. Zandman after the date of the agreement. The amount of such royalty, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of the Company that incorporate Dr. Zandman's inventions after the date of the agreement.

Performance Graph

   The line graph below compares the cumulative total shareholder return on the Company's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The peer group is made up of 24 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been invested at December 31, 1988 and assumes that all dividends were reinvested.

                         TOTAL RETURN TO SHAREHOLDERS
                             Reinvested Dividends

  240 |---------------------------------------------------------------------|
      |                                                                     |
      |                                                                $    |
  220 |-                                                               |    |
      |                                                                |    |
      |                                                    $           |    |
  200 |-                                                   |           &    |
      |                                                    |           |    |
      |                                                    |           |    |
  180 |-                                                   |           |    |
      |                                                    &           |    |
      |                                                    |           |    |
  160 |-                                       &           |           |    |
      |                                        |           |           |    |
      |                                        |           |           @    |
  140 |-                                       |           |           |    |
      |                                        |           |           |    |
      |                &           &           |           |           |    |
  120 |-               |           |           |           |           |    |
      |                |           |           |           |           |    |
      |                |           |           |           @           |    |
  100 |-   $&@         |           |           $           |           |    |
      |     |          |           |           |           |           |    |
      |     |          $           @           @           |           |    |
   80 |-    |          @           $           |           |           |    |
      |     |          |           |           |           |           |    |
      |     |          |           |           |           |           |    |
   60 |---------------------------------------------------------------------|
            |          |           |           |           |           |
Base Period 1988     1989        1990         1991       1992        1993
                                       YEARS

     $ = VISHAY         & = S & P 500 INDEX          @ = PEER GROUP 1

============================================================================
                          1988     1989     1990     1991     1992    1993
- ----------------------------------------------------------------------------
Vishay Intertechnology,
 Inc.                   $100.00  $ 90.67  $ 78.40  $105.84  $210.68  $227.70
- ----------------------------------------------------------------------------
S&P 500                 $100.00  $131.69  $127.60  $166.47  $179.15  $197.21
- ----------------------------------------------------------------------------
Peer Group(1)           $100.00  $ 88.73  $ 92.01  $ 89.42  $110.69  $154.93
============================================================================

(1) Advanced Micro Devices, Inc., Alpha Industries, American Annuity Group (formerly Sprague Technologies, Inc.), American Technical Ceramics Corp., Analog Devices, Inc., Appian Technology Inc., CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., Electronic Associates Inc., International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, M/A Com Inc., National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.

          PROPOSAL 2 - ELECTION OF INDEPENDENT AUDITORS

   The Board of Directors recommends that the public accounting firm of Ernst & Young be appointed independent auditors of the Company for the Company's next audited fiscal year ending December 31, 1994. Ernst & Young have been the Company's auditors since 1968. Representatives of Ernst & Young are expected to be present at the Meeting to respond to appropriate questions from the Company's stockholders and will have the opportunity to make a statement at the Meeting if they desire to do so.


        PROPOSAL 3 - APPROVAL OF Section 162(m) CASH BONUS PLAN

Background

   As a result of the enactment in 1993 of Section 162(m) of the Internal Revenue Code, compensation paid to a publicly-traded company's chief executive officer and any of the next four highest paid executive officers in excess of $1 million (per executive) will generally be non-deductible, subject to certain exceptions, including an exception for stockholder-approved "performance-based" compensation programs. The legislation first affects the Company with respect to compensation payable to its chief executive officer for the fiscal year beginning January 1, 1994.

   On March 8, 1994, the Board of Directors (excluding Dr.
Zandman who was precluded from considering the plan) adopted, subject to stockholder approval, the Section 162(m) Cash Bonus Plan, which is a separate annual bonus plan for Dr. Zandman as described below (the "Section 162(m) Plan"), so as to qualify bonuses paid to him for 1994 and later years as "performance-based."

   In order for bonuses to be so qualified, the proposed tax regulations issued in December 1993, which have not yet been finalized and are subject to change, require that the material terms of the Section 162(m) Plan be approved by stockholders.
Accordingly, there will be presented at the annual meeting a proposal to approve the adoption of the Company's Section 162(m) Cash Bonus Plan under which the Compensation Committee will annually set the performance goals and bonus opportunities applicable to the Chief Executive Officer.

Material Plan Terms

   Business Criteria upon which Performance Goals are Based.
The performance goals for the Chief Executive Officer will be linked to after-tax profits of the Company. The annual threshold level of after-tax profits for receiving any performance-based bonus, the ranges of after-tax profits above that base threshold and the percentage of after-tax profits to be awarded within such ranges will be determined by the Compensation Committee prior to the start of each fiscal year unless applicable regulations permit determination at a later date. The thresholds established by the Compensation Committee and adopted by the Board for 1994, subject to stockholder approval, are described under "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation -- Chief Executive Officer."

   Maximum Bonus Opportunity. The bonus the Chief Executive Officer may receive in respect of any fiscal year shall not exceed 3% of after-tax profits above $25 million. As a point of reference, the highest bonus that the Company has ever paid in any year was $341,479 to Dr. Zandman in 1993.

Recommended Vote

   The Board of Directors recommends a vote FOR the adoption of the Section 162(m) Plan. The Section 162(m) Plan will not be imple-mented if it is not approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and voting thereon at the Annual Meeting. Under the proposed regulations, if the Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 1999, unless materially amended prior to such meeting.

       PROPOSAL 4 - AMENDMENT OF DALE EMPLOYEE STOCK PLAN

Proposed Amendment

   It is proposed that the Dale Plan be amended to (i) permit the distribution of shares issuable under the Dale Plan to officers, directors and employees of the Company and its subsidiaries and non-employee directors of Dale, in addition to employees of Dale and its subsidiaries as the plan currently provides, and (ii) extend the termination date of the Dale Plan until December 31, 1999.

Summary of Plan

   The current Dale Plan was adopted in 1986 by the Board of Directors of Dale (the "Dale Board of Directors") and by the sole stockholder of Dale, Dale Holdings, Inc., a holding company formed at the direction of the Company and Mezzanine Capital Corporation Limited. The Dale Plan was approved by the Company's stockholders in February 1987. The purpose of the Dale Plan was to encourage and enable employees of Dale and its subsidiaries as such term is defined in the Dale Plan (the "Dale Subsidiaries"), to acquire a larger personal proprietary interest in Dale. The Dale Plan was created separately from the Vishay Employee Stock Plan, adopted at the same time, because in 1986, Dale was only a 50% subsidiary of the Company.

   The current Dale Plan is administered by a committee (the "Dale Committee") of three persons appointed by the Dale Board of Directors or consisting of three members of the Dale Board of Directors. The Dale Committee is authorized, within the limits of the Dale Plan, (i) to determine the individuals to whom, and the time or times at which, shares of Vishay Common Stock ("Common Stock") will be granted, whether or not such shares of Common Stock will be restricted as to transfer ("Restricted Shares") and the terms and conditions pursuant to which any Restricted Shares will be subject; (ii) to interpret the provisions and supervise the administration of the Dale Plan and
(iii) to prescribe, amend and rescind rules and regulations with respect to the Dale Plan. In the Plan's current form, the Committee may, in its sole discretion, grant shares of Common Stock only to an employee of Dale or of a Dale Subsidiary. Members of the Dale Board of Directors who are not employees of Dale or a subsidiary of Dale are not eligible to receive shares of Common Stock under the Dale Plan.

   If a share of Common Stock is Restricted Common Stock, such shares of Common Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (the "Restrictions") during the period of time specified by the Dale Committee, in its sole discretion, at the time the Restricted Shares are granted (the "Restricted Period"). If an individual who has been granted Restricted Shares thereafter during the Restricted Period ceases to be eligible to receive shares of Common Stock, or if any of the conditions imposed upon the grant of such Restricted Shares by the Dale Committee are not satisfied, the shares of Common Stock which are still subject to the Restrictions revert to Dale. In addition, the Dale Committee may cause the Restrictions to lapse, whether or not the Restrictions would otherwise apply, as merits special consideration. During the Restricted Period, the individual may vote his Restricted Shares. All cash dividends and other distributions made with respect to the Restricted Shares during the Restricted Period shall be retained by Dale for the account of the individual until the Restricted Period ends, at which time they will be paid to the individual. If the individual forfeits any Restricted Shares, any dividends or other distributions paid with respect to such shares of Common Stock will revert to Dale.

   The Dale Committee may, but is not required to, grant up to an aggregate of 200,000 shares of Common Stock. After accounting for stock dividends and a stock split, there were 273,334 such shares available. Grants for 141,741 shares of Common Stock have been made as of March 25, 1994 to the recipients under the Dale Plan. Of such shares of Common Stock, approximately 139,372 have vested to date. Another 315 may vest during the remainder of 1994. The 2,054 remaining shares of Common Stock granted but unvested are subject to substantial restrictions on transfer and may revert to the Dale Plan unless the participant remains in the employ of Dale through January 31, 1997. Currently, shares of Common Stock may be granted under the Dale Plan through December 31, 1995.

   Since the Dale Committee decides the recipient of and amount of shares of Common Stock to be awarded under the Dale Plan in its sole discretion, it is not possible to determine the benefits that the directors, executive officers or any of the employees of the Company may receive under the Dale Plan, as amended.
Members of the Employee Stock Committee may not be awarded shares of Common Stock under the Dale Plan.

Text of Amendment

   "Pursuant to Article 14 of the 1986 Employee Stock Plan of
Dale Electronics, Inc. (the "Plan"), the Plan is hereby amended as follows:

   Article 2 of the Plan is hereby amended by inserting a new paragraph labeled (f) after paragraph (e) thereof which will read in its entirety as follows:

                      "(f) "Employee" shall mean an officer or employee of Vishay or its Subsidiaries."

Old paragraphs (f) through (l) of Article 2 are hereby relettered
(g) through (m) respectively.

   Additionally, all other references in the Plan to "employee" or "employees" shall be replaced with "Employee" and "Employees" respectively. Furthermore, all references to "employee of the Company and its Subsidiaries", "employee of the Company or its Subsidiaries", or any similar construction, shall be replaced with "Employee".

   Article 8 of the Plan is hereby amended in the following manner: The second sentence of Article 8 is amended by replacing the words "continued in the employ of the Company" with "continued in the employ of Vishay or its Subsidiaries". The third sentence of
Article 8 is amended by replacing the words "retirement from the Company" with the words "retirement from Vishay".

   Article 11 of the Plan is hereby amended by replacing the word
"Company" with the word "Vishay".

   Article 16 of the Plan is hereby amended by replacing the words "December 31, 1995" with the words "December 31, 1999".

   In all other respects, the Plan shall remain unchanged."


Recommended Vote

   The Board of Directors recommends a vote FOR the amendment to the Dale Plan. The Board of Directors believes that the amendment is desirable because it more accurately reflects the fully-integrated nature of Dale, as a 100% owned subsidiary of the Company since 1988, with the Company's other operations.

                         OTHER BUSINESS

   As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.


                    AVAILABILITY OF FORM 10-K

   Information regarding the executive officers of the Company is hereby incorporated by reference to the Company's most recent Report on Form 10-K. The Company will provide to any stockholder, upon written request and without charge, a copy of such report, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Robert A. Freece, Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120.

                 PROPOSALS OF SECURITY HOLDERS

   Any stockholder proposal intended to be presented at the Company's 1995 Annual Meeting should be sent to the Company at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to December 21, 1994, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1995 Annual Meeting.


                                  William J. Spires
                                  Secretary

April __, 1994

                    1986 EMPLOYEE STOCK PLAN

                               OF

                     DALE ELECTRONICS, INC.


          1. Purpose. The purpose of this Employee Stock Plan is to advance the interests of the Company and its Subsidiaries by encouraging and enabling the acquisition of a larger personal proprietary interest in Vishay by employees of the Company and its Subsidiaries upon whose judgment and keen interest the Com-pany and its Subsidiaries are largely dependent for the success-ful conduct of their operations. It is anticipated that the acquisition of such proprietary interest in Vishay will stimulate the efforts of such employees on behalf of the Company and its Subsidiaries and strengthen their desire to remain with the Company and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its Subsidiaries to attract desirable personnel.

          2. Definitions. When used in this Plan, unless the context otherwise requires:

               (a) "Anniversary Date" shall mean the anniversary of the date Restricted Shares are granted to an employee.

               (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

               (c) "Chief Executive Officer" shall mean the person who at the time shall be the chief executive officer of the Company.

               (d) "Committee" shall mean the committee, as described in Section 3.

               (e) "Company" shall mean Dale Electronics, Inc., a Delaware corporation.

               (f) "Plan" shall mean this 1986 Employee Stock Plan of Dale Electronics, Inc., as adopted by the Board of Directors of the Company at its meeting held on February 27, 1986 and by the Board of Directors of Vishay at its meeting held on February 27, 1986, as such Plan from time to time may be amended.

               (g) "Restricted Period" shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 7 hereof.

               (h) "Restricted Shares" shall mean the Shares granted pursuant to Section 6 hereof.

               (i) "Restrictions" shall mean the restrictions upon the sale, assignment, transfer, pledge or other disposal or encumbrance of a Restricted Share as set forth in Section 8 hereof.

               (j) "Share" shall mean a share of common stock of Vishay, par value $.10.

               (k) "Subsidiary" shall mean any corporation, in an unbroken chain of corporations, fifty percent (50%) or more of which common stock is owned by the Company or any other Subsidiary of the Company, as such term is defined herein.

               (l)  "Vishay" shall mean Vishay Intertechnology,
          Inc., a Delaware corporation.

          3. Administration of the Plan. The Plan shall be administered by a Committee of at least three (3) persons designated by the Board of Directors or by a committee of at least three (3) members of the Board of Directors. If the Chief Executive Officer is not a member of the Committee, he shall meet with the Committee ex officio and act as advisor to the Committee. The Committee shall have the authority to exercise all of the responsibilities and duties under this Plan. Each member of the Committee shall hold office until the next regular annual meeting of the Board of Directors following his designa-tion and until his successor is designated as a member of the Committee. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the full Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. A member of the Committee may resign from the Committee at any time by giving written notice to the Chief Executive Officer or Secretary of the Company and, unless other-wise specified therein, such resignation shall take effect upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

          4. Participants. Except as hereinafter provided, all employees of the Company or any Subsidiary shall be eligible to receive Restricted Shares under the Plan. The employees to whom Restricted Shares are granted under this Plan and the number of Restricted Shares to be granted to each such employee shall be determined by the Committee, in its sole discretion, subject, however, to the terms and conditions of this Plan.

          Restricted Shares may be granted to employees who are also directors of the Company or any Subsidiary, but not to directors who are not also employees.

          Nothing contained in this Plan shall be construed to prohibit the grant of Restricted Shares at different times to the same employee.

          5. Shares. The Committee may, but shall not be required to, grant, in accordance with this Plan, an aggregate of up to 200,000 Shares, which may be acquired by the Company from Vishay for such consideration and on such terms as may be agreed to by Vishay and the Company, or may be acquired by the Company on the open market. If any Restricted Shares shall revert to the Company pursuant to Section 8, then the Committee may grant Restricted Shares with respect to the Restricted Shares which have reverted to the Company.

          6. Grant of Restricted Shares. From time to time, the Committee, in its sole discretion, may grant to an eligible employee the right to receive such number of Shares, as deter-mined by the Committee, in its sole discretion. Subject to the provisions of Section 7 and Section 12, a certificate representing such Shares shall be delivered to the employee.

          7. Restricted Shares. If the Committee so provides at the time that Shares are granted to an employee, such Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the period of time or the satisfaction of the conditions specified by the Committee at the time the Shares are granted (such Shares being hereinafter referred to as "Restricted Shares"). The terms and conditions of the grant of such Restricted Shares and the Restrictions applicable to such Shares shall be set forth, in writing, in an agreement signed by the employee and, on behalf of the Company, by the Chief Executive Officer or President or a Vice President of the Company (the "Restricted Shares Agreement"). If the Committee does not provide for any Restric-tions with respect to an employee's Shares at the time the Shares are granted, such Shares shall not be subject to forfeiture to the Company and shall be freely transferable by the Employee; provided, however, that the Company may restrict the transfer-ability of all Shares until the Plan has been approved by a majority of the stockholders of the Company and of Vishay pursuant to Section 15 hereof.

          8. Forfeiture of Restricted Shares. If an employee who has been granted Restricted Shares ceases to be employed by the Company or any of its Subsidiaries or by Vishay or any of its affiliates for any reason prior to the end of the Restricted Period, Restricted Shares held by such employee which are subject to Restrictions shall automatically revert to and become the property of the Company. However, in the event of the employee's death or termination of employment due to disability (the existence of which disability shall be determined by the Committee, in its sole discretion), an employee shall be entitled to retain a number of Restricted Shares free of Restrictions (in addition to the Restricted Shares with respect to which the Restrictions have already lapsed) equal to (a) the additional number of Shares which the employee would have been entitled to receive had he continued in the employ of the Company until the Anniversary Date immediately following the date of his death or disability, multiplied by (b) a fraction, the numerator of which is the number of months from the Anniversary Date immediately preceding the employee's death or disability and the denominator of which is 12. Notwithstanding anything contained herein to the contrary, in the sole discretion of the Committee, the Restrictions upon the Restricted Shares shall cease in whole or in part and upon such conditions as the Committee may impose and such Restricted Shares may be retained by the employee irrespec-tive of his termination of employment with the Company, its Subsidiaries and Vishay and its affiliates, (i) upon the employee's retirement from the Company and its Subsidiaries, or
(ii) upon the occurrence of such special circumstance or event, as, in the sole discretion of the Committee, merits special consideration. Notwithstanding the preceding, the Restrictions on any Shares shall not cease prior to the approval of the Plan by a majority of the stockholders of the Company and Vishay pursuant to Section 15 hereof. In the event that any Restricted Shares shall revert to and become the property of the Company pursuant to this Section 8, any stock certificate or certificates representing such Restricted Shares shall be returned to the Company.

          9. Right to Vote and to Receive Dividends on Restricted Shares. Each holder of Restricted Shares shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. During the Restricted Period, all dividends and distributions paid upon any Restricted Share shall be paid to the Company for the account of the holder of such Restricted Share. Such dividends and distributions shall be retained by the Company if for any reason the Restricted Share upon which such dividends and distributions were paid reverts to the Company. Upon the expiration of the Restricted Period, all dividends and distributions made on such Restricted Share and retained by the Company shall be paid to the employee.

          10. Adjustment of Shares. If, during the Restricted Period, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, the holder of a Restricted Share shall receive, subject to the provisions of Section 9, the same securities or other property as are received by the other holders of Vishay's Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassifi-cation or substitution. If any such event should occur, the number of Shares with respect to which Restricted Shares remain to be issued, or with respect to which Restricted Shares may be reissued, under the Plan shall be adjusted by the Committee in a similar manner.

          11. No Right to Continued Employment. Nothing contained herein or in any Restricted Shares Agreement shall be construed to confer on any employee any right to continue in the employ of the Company or its Subsidiaries or derogate from any right of the Company or any Subsidiaries to retire, request the resignation of or discharge such employee, at any time, with or without cause.

          12. Issuance of Shares and Compliance with Securities Laws. Each stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of each stock certificate for Restricted Shares, Vishay may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares. Before the end of the Restricted Period, Vishay may: (i) require the holder to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares; and (iii) condition the issuance and delivery of Shares upon the listing, registration or qualification of such Shares upon a securities exchange or under applicable securities laws.

          13. Income Tax Withholding. If, by reason of any federal, state or local tax rules or regulations, withholding is required in respect of the grant of Restricted Shares or when the Restrictions on such Shares cease, the Company or any Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Company or Subsidiary, promptly when requested by the Company or Subsidiary, sufficient funds to meet the requirements of such withholding, and the Company or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Subsidiary out of any funds or property due or to become due to the holder.

          14. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors and the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Restricted Shares not theretofore granted, and the Board of Directors and the Committee, with the consent of each adversely affected holder of any Restricted Shares, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Restricted Shares issued pursuant to the Plan.

          Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan or any grant of Restricted Shares shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and any Restricted Shares effective or provide for their adminis-tration, and may take such other action with regard to the Plan and any Restricted Shares as it shall deem desirable to effectuate their purpose.

          15. Effective Date of the Plan. This Plan is conditioned upon its approval at any special or annual meeting of the stockholders of Vishay and of the Company by the vote of the holders of a majority of the outstanding Shares of the common stock of Vishay and of the Company, as the case may be, voting either in person or by proxy, at a duly held stockholders' meeting or by the unanimous written consent of the stockholders on or before February 26, 1987; except that this Plan is adopted and approved by the Board of Directors of the Company and of Vishay effective February 27, 1986, to permit the grant of Restricted Shares prior to the approval of the Plan by the stockholders of Vishay and of the Company, as aforesaid. In the event that this Plan is not approved by the stockholders of Vishay and of the Company, as aforesaid, this Plan shall be void and of no force or effect and any Restricted Shares granted hereunder shall revert to and become the property of the Company.

          16. Final Issuance Date. No Restricted Share shall be granted under this Plan after December 31, 1995.

                               AMENDMENT NO. 1

                                   TO THE

                         1986 EMPLOYEE STOCK PLAN OF

                           DALE ELECTRONICS, INC.





           Pursuant to Article 14 of the 1986 Employee Stock Plan of

      Dale Electronics, Inc. (the "Plan"), the Plan is hereby amended as follows:




           Article 2 of the Plan is hereby amended by inserting a new paragraph labeled (f) after paragraph (e) thereof which will read in its entirety as follows:

                "(f)  "Employee" shall mean an officer or employee of

           Vishay or its Subsidiaries."


      Old paragraphs (f) through (l) of Article 2 are hereby relettered

      (g) through (m) respectively.


   Additionally, all other references in the Plan to

"employee" or "employees" shall be replaced with "Employee" and

"Employees" respectively. Furthermore, all references to "employee of the Company and its Subsidiaries", "employee of the Company or its Subsidiaries", or any similar construction, shall be replaced with "Employee".

   Article 8 of the Plan is hereby amended in the following

manner:  The second sentence of Article 8 is amended by replacing the words "continued in the employ of the Company" with "continued

in the employ of Vishay or its Subsidiaries". The third sentence of

Article 8 is amended by replacing the words "retirement

from the Company" with the words "retirement from Vishay".


   Article 11 of the Plan is hereby amended by replacing the word

"Company" with the word "Vishay".


   Article 16 of the Plan is hereby amended by replacing the

words "December 31, 1995" with the words "December 31, 1999".



           In all other respects, the Plan shall remain unchanged.

                       VISHAY INTERTECHNOLOGY, INC.

                      Annual Meeting of Stockholders


                   THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS

     The undersigned hereby appoints Felix Zandman and Robert A. Freece, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at The Four Seasons Hotel, Washington Room, Lobby Level, One Logan Square, Philadelphia, Pennsylvania, on the 19th day of May, 1994 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees for Director below for a term of one year;

   FOR all nominees listed below               WITHHOLD AUTHORITY
   (except as marked to the contrary           to vote for all nominees
   below)                             / /      listed below              / /

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

     Felix Zandman, Donald G. Alfson, Guy Brana, Avi D. Eden, Robert A. Freece, Richard N. Grubb, Gerald Paul, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude Tine

2. APPROVAL OF AUDITORS: To approve the appointment of Ernst & Young as auditors of the Company for the fiscal year ended December 31, 1993;

              FOR   / /     AGAINST   / /     ABSTAIN   / /

3. APPROVAL OF COMPENSATION PLAN: To approve the adoption of the performance-based compensation plan for the Chief Executive Officer;

              FOR   / /     AGAINST   / /     ABSTAIN   / /

4. AMENDMENT OF PLAN: To approve the amendment of the Dale Electronics, Inc. Employee Stock Plan;

              FOR   / /     AGAINST   / /     ABSTAIN   / /

and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.
         (Continued and to be dated and signed on the other side.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

     Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

                                Dated: ________________________________, 1994


                                _____________________________________________
                                        (Signature of Stockholder)


                                _____________________________________________
                                        (Signature of Stockholder)

                                Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.